NOTICE OF ANNUAL MEETINGS OF STOCKHOLDERS





                                                  March 24, 1995



  To the Stockholders of

     Escalade, Incorporated

     You are hereby notified that the Annual Meeting of the Stockholders of Escalade, Incorporated will be held at the Ramada Hotel - Airport, 2500
  S. High School Road, Indianapolis, Indiana, on April 28, 1995 at 1:00 P.M., local time, for the following purposes:

     1.  To elect to the Board seven (7) Directors as set forth herein.

     2. To approve the appointment of the firm Geo. S. Olive & Co.LLC, to serve as independent auditors for the Company for the year 1995.

     3. To transact such other business that may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 3, 1995 will be entitled to vote at the meeting.

     All persons who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please sign, mark and return the Proxy enclosed with this Notice at your earliest convenience.

                                      By order of the Board of Directors

                                                   JOHN R. WILSON
                                               -----------------------
                                                   John R. Wilson
                                               Vice President & Chief
                                                 Financial Officer





                            PROXY STATEMENT


     The Board of Directors of Escalade, Incorporated (hereinafter referred to as "Escalade" or the "Company"), 817 Maxwell Avenue, Evansville, Indiana 47717 ((812) 467-1200) is soliciting proxies the form of which is enclosed, for the Annual Meeting of Stockholders to be held on April 28, 1995, at 1 p.m. local time. Each of 4,133,361 shares of common stock outstanding on March 3, 1995 is entitled to one vote on all matters acted upon at the meeting and only Stockholders of record on the books of the Company at the close of business on March 3, 1995 will be entitled to vote at the meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Unless discretionary authority is withheld, all other matters coming before the meeting will be voted according to the best judgment of the proxies. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted. The proxy statement is being mailed to shareholders on or about March 24, 1995.

     The expense of soliciting proxies will be borne by the Company.
  Proxies will be solicited principally by mail, but may also be solicited by Directors, Officers, and other regular employees of the Company, who will receive no compensation therefore in addition to their regular salaries. Bankers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company may reimburse them for their expenses.

     The Annual Report of the Company for the year of 1994 is being mailed to you with this proxy statement, but such report and financial statements are not a part of this proxy statement.



                       CERTAIN BENEFICIAL OWNERS

     Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition needs not enjoy the economic benefit of such securities. The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock by its Executive Officers and by the only stockholders deemed to be beneficial owners of 5% or more of the Common Stock of the Company as of March 3, 1995.

Title of       Name and Address                Amount and Nature     Percentage
  Class        of Beneficial Owner             of Ownership          of Class ------
- -----------------------------------------------------------------------------------------
                          Executive Officers

Common Stock        Robert E. Griffin                  536,261 (1)         13.0% (1)
                    817 Maxwell Avenue
                    Evansville, Indiana  47717

Common Stock        C. W. "Bill" Reed                   93,044 (2)          2.3% (2)
                    817 Maxwell Avenue
                    Evansville, Indiana  47717

Common Stock        John R. Wilson                      39,687 (3)          1.0% (3)
                    817 Maxwell Avenue
                    Evansville, Indiana  47717

                          Other 5% Stockholders

Common Stock        Lida M. Kinnicutt                   234,395             5.7%
                    11 Highwood Road
                    Bloomfield, Connecticut  06002

Common Stock        Andrew and Charmenz Guagenti       244,882 (4)          5.9% (4)
                    216 Water Street
                    Newburgh, Indiana  47630

Common Stock        Dimensional Fund                   304,385 (5)          7.4% (5)
                    Advisors, inc.
                    1299 Ocean Avenue, 11th Floor
                    Santa Monica, California  90401

(1)  Includes 8,050 shares held by his spouse.  Mr. Griffin disclaims beneficial ownership
of   those shares. Also, includes 672 shares held jointly with his spouse and 6,900 shares issuable upon exercise of  outstanding stock options.
(2)  Includes 23,000 shares issuable upon the exercise of outstanding stock options.
(3)  Includes 1,731 shares held by his spouse.  Mr. Wilson disclaims beneficial ownership
of   those shares.  Also includes 17,250 shares issuable upon exercise of outstanding stock options.
(4)  Includes 123,335 shares owned by Mr. Guagenti directly and in his directed IRA and
121,547 shares owned  by Mrs. Guagenti  directly in her directed IRA and as Trustee.
Mr. and Mrs. Guagenti each disclaims beneficial ownership of the shares held by the other.
(5)  Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 304,385 shares of Escalade, Incorporated common stock as of December 31, 1994, all of which shares are held in portfolios of DFA
Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager.
Dimensional disclaims beneficial ownership of such shares.

   The executive officers of the Company are as follows: Robert E. Griffin (age 60), Chairman and Chief Executive Officer, C.W. (Bill) Reed (age 48), President and Chief Operating Officer, and John R. Wilson (age
53), Vice President and Chief Financial Officer. The executive officers terms expire April 28, 1995.

                                   ITEM NO. 1
                             ELECTION OF DIRECTORS

 The Board of Directors voted to set the size of the Board at seven members.  All persons proposed for election to the Board of Directors are presently Directors.  Those persons whose names are set forth below are standing for re-election.  The term of office of the Directors is until the next meeting of the stockholders and until their successors are elected and qualified.

Information with respect to each of the Directors is set forth as follows:

                                                            Shares of Common
                                                          Stock of the Company
                                                          Beneficially owned on
                                                              March 3, 1995

Name and Principal Occupation                 Director                             Percent of
During the Past Five Years                    Since (1)     Age       Number          Class

Yale A. Blanc-Consultant to Martin Yale        1972          73          37,512 (2)    0.9% (2)
Industries, Inc.(a subsidiary of the Company)

Gerald J. Fox - Private Investor,              1968          60          34,540 (4)    0.8%(4)
Senior Vice President of Oppenheimer & Co.,
Inc.in the Institutional Sales Department
from 1984 till 1992.(3)

Robert E. Griffin - Chairman and Chief         1973          60         536,261 (5)   13.0%(5)
Executive Officer of the Company since
March, 1994, Previously President and
Chief Executive Officer since 1976

Blaine E. Matthews, Jr. - Director and         1965          57         166,371 (6)    4.0%(6)
Corporate Secretary of Matthews 1812
House, Inc. since 1979, a mail order
supplier of cakes and food gifts. (3)

Robert D. Orr - Private Investor,              1992          77         126,350 (7)    3.1%(7)
Ambassador to Singapore from 1989
till 1992 and Governor of the State
of Indiana from 1981 till 1989

A. Graves Williams, Jr. - Private              1958          62          81,819        2.0%
Investor, President and Director
of The Irwin Company, Wilmington,
Ohio, a manufacturer of drill bits,
screwdrivers, measuring tapes and
similar tools, from 1978 till 1993. (3)

Keith P. Williams - President of               1982          67         106,944 (8)    2.6%(8)
Good Earth Tools, Inc.,Crystal City,
Missouri since 1964, a company special-
izing in wear-proofing with tungsten
carbide. (3)

All  (9) Directors and Executive
   Officers as a Group                                                1,222,528       29.6%

(1)  On March 8, 1973 the Board of Directors of the Williams Manufacturing Company became the  Board of Directors of Escalade, Incorporated pursuant to an  Agreement and Plan of Reorganization under which the Williams Manufacturing Company merged into
Escalade.  The nominees whose period began prior to 1973 were directors of Williams since the dates shown.
(2)  Includes 4,243 shares held by his spouse, Mr. Blanc disclaims beneficial ownership of those shares.
(3)  Mr. A. Graves Williams, Jr., Mr. Keith P. Williams, and Karen Williams Fox are first cousins.  Mr. Gerald J. Fox is married to Karen Williams Fox.  Lida M. Kinnicutt is the sister of Blaine E. Matthews, Jr.  All such persons disclaim beneficial ownership of shares held by any of the foregoing persons of whom he or she is related.
(4)  Does not include 184,585 shares held directly by Mr. Fox's spouse or 16,730 held indirectly by Mr. Fox  as trustee for the benefit of Matthew Fox and H. P. Korn. Mr.Fox disclaims beneficial ownership of those 201,315 shares.
(5)  See note (1) under "Certain Beneficial Owners".
(6)  Includes 1,150 shares held by his spouse.  Mr. Matthews disclaims beneficial ownership of those shares.
(7)  Includes 19,734 shares held by his spouse.  Mr. Orr disclaims beneficial ownership of those shares.
(8)  Includes 3,829 shares held by his spouse.  Mr. Williams disclaims beneficial ownership of those shares.

 While there is no reason to believe that any of the persons nominated will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person nominated so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons as the Directors recommend.

          BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

    The Board of Directors of the Company consists of one member who is an executive officer (Robert E. Griffin) and six non-employee members (Yale A. Blanc, Gerald J. Fox, Blaine E. Matthews, Jr., Robert D. Orr, A. Graves Williams, Jr., and Keith P. Williams).

During 1994 the Board of Directors had four regularly scheduled meetings. All Directors attended 100% of the meetings.

    The Company has a standing Audit Committee of the Board of Directors. The Audit Committee is composed of Blaine E. Matthews, Jr. and A. Graves Williams, Jr. It held one meeting in 1994. The main functions performed by the Audit Committee are to (1) review with the independent auditors their observations on internal controls of the Company and the competency of financial accounting personnel, (2) review with the chief accounting officer and independent auditors, the accounting for specific items or transactions as well as alternative accounting treatments and their effects on earnings, and (3) recommend the firm of independent certified public accountants to be engaged by the Company.

    The Board of Directors has a Compensation Committee consisting of Gerald
J. Fox and A. Graves Williams, Jr. This committee met one time in 1994 to review salaries and compensation levels within the Company. The Board of Directors also has a Stock Option Committee consisting of A. Graves Williams, Jr., Gerald J. Fox and Keith P. Williams. This committee met one time during 1994 to review the granting of options. The Board of Directors has no nominating committee.

   To the best of the Company's knowledge, all of the Company's directors, officers and 10% or more shareholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to
Section 16 of the Securities Exchange Act of 1934 for 1994 with the exception of one Form 4 filing for the sale of 2,000 shares by Mr. Orr which was filed late on a Form 5.


                                                    EXECUTIVE COMPENSATION
  Summary

   The following  table  is a  summary of  the compensation  paid  by the Company to Messrs. Griffin, Reed, and Wilson  for the
last three years.
                                                  Annual                               Long Term
                                               Compensation                           Compensation
                                   ------------------------------------------         ------------
Name and                                                         Other Annual          Stock          All Other
Principal                Year      Salary         Bonus          Compensation         Options       Compensation
Position                             $              $                 $ (2)          (# Shares)        $ (3)
- ----------------------------------------------------------------------------------------------------------------------
Robert E. Griffin        1992      110,810        107,620           24,046              -----            49,730
Chairman, CEO            1993      112,231        101,732           26,302              6,000            57,576
and Director             1994      115,538(1)      44,183           28,769              -----             6,998

C.W. "Bill" Reed
President and
COO (4)                  1994      175,000(1)      74,441           14,385             11,500             7,531

John R. Wilson           1992       70,131         53,974             8,981             4,000             5,188
Vice President           1993       71,230         42,966             9,824             6,000             5,266
and CFO                  1994       74,539(1)      29,456            10,745             5,750             5,479

(1)      Of the amounts shown, the following was deferred pursuant to the Company's 401K retirement plan; Mr. Griffin ($8,108), Mr.Reed ($9,216) and Mr. Wilson ($6,750).  This amount also includes directors fees for
         Mr. Griffin ($26,000).
(2)      The amounts shown are the interest earned pursuant to the Company's deferred compensation plan.
(3)      In 1994, the amounts shown include the Company's contribution to the 401K retirement plan; Mr. Griffin ($5,405), Mr. Reed
         ($7,075) and Mr. Wilson ($4,500) and the dollar value of the group term life insurance premiums paid by the Company;
         Mr. Griffin ($1,593), Mr. Reed ($456) and Mr. Wilson  ($979).
(4)      Mr. Reed became an executive officer of the Company in 1994.  Prior to 1994 he was   employed  by an Escalade subsidiary.

                                                        Stock Options

  The following table sets forth the information concerning individual grants of options to purchase the Company's Common Stock made in 1994.
  All grants were made pursuant to the Company's 1984 Incentive Stock Option Plan.




                                                INDIVIDUAL GRANTS IN 1994
                                                                                      Potential
                                                                                        Realized
                                        Percent                                     Value at Assumed
                                        of Total                                    Annual Rates of
                          Options       Options                                        Stock Price
                          Granted       Granted To     Exercise                     Appreciation for
Name                        (#          Employees      Price          Expiration       Option Term
                          Shares)       in Fiscal      ($/Share)         Date              (2)
                           (1)             Year                                     ---------------
                                                                                      5% ($)   10% ($)
- ---------------------------------------------------------------------------------------------------------------
Robert E.                -----          -----          -----          -----          -----     -----
Griffin

C.W. "Bill"              11,500         16.10%         $7.25          4/4/99         23,035    50,901
Reed

John R. Wilson            5,750          8.00%         $7.25          4/4/99         11,517    25,450


  (1)      Of the options granted, none are exercisable in the first year and then 25% of the grant become exercisable in each of the next four years. Issued at market price on day of grant.

  (2)      Calculated based upon assumed stock prices for the Company's common stock of $9.25304 and $11.67620, respectively, if 5% and 10% annual rates of stock appreciation are achieved over the full term of the option.  The potential realizable gain equals the product  of the number of shares underlying the stock option grant and the difference between the assumed  stock price and the exercise price of each option.

     The following table sets forth the information regarding individual exercises of stock options during 1994:




                                AGGREGATED OPTION EXERCISES IN 1994 AND YEAR END OPTION VALUES

                                                                      Value of
                                                   Number of         Unexercised
                                                  Unexercised        In-The-Money
                  Shares                          Options At         Options At
                 Acquired                          12/31/94           12/31/94
                     on             Value         Exercisable/        Exercisable/
                 Exercise          Realized       Unexercisable       Unexercisable
Name                (#)             $ (1)            (#)                   $ (2)
Robert E.         -----            -----          1,725/5,175              0/0 (3)
Griffin

C.W. "Bill"       4,400            10,000         4,025/18,975          2,990/2,990
Reed

John R. Wilson    1,100             2,500         4,025/13,225           2,990/2,990


  (1)      Value is calculated by determining the difference between the per share exercise price and the per share fair market value of the common stock as of the exercise date, multiplied by the number of shares acquired upon the exercise of the options.
  (2)      The value of unexercised options is calculated by determining the difference between $4.5625 per share, the last reported sale price of the common stock on the Nasdaq National Market  on December 30, 1994, and the exercise price of the option as of such date, multiplied by the  number of shares subject to the option.
  (3)      All options held by Mr. Griffin have an exercise price of $7.98 per share.  Based upon the $4.5625 per share market price of the common stock on December 30, 1994, these options have no value because the exercise price exceeded the market price.

  Compensation of Directors

     During 1994 non-employee Directors of the Company received a retainer of $ 5,000 and a regular meeting fee of $2,000 for each meeting attended. The Chairman of the Audit Committee and the Compensation Committee received a
$1,000 Chairman fee.   Directors are reimbursed for their expenses incurred
for attending the meetings.

     Mr. Griffin received $18,000 for performing his duties as Chairman of the Board and for serving on the Board of Directors and its committees.
Mr. Griffin also receives a fee of $2,000 for each meeting attended.

  Compensation and Stock Option Committee Report on Executive Compensation

     Executive compensation is determined by the Compensation Committee of the Board of Directors. Stock option grants are determined by the Stock Option Committee of the Board of Directors. Both committees are comprised entirely of non-management Directors. Based on the Company's past compensation practices, the Company does not currently believe that
Section 162 (m) of the Internal Revenue Code, which limits the deductibility of executive compensation in certain events, will adversely affect the Company's ability to obtain a tax deduction for compensation paid to its executive officers.


                          Report of the Compensation Committee

   The Company's compensation package for its executive officers consists primarily of base salary, incentive profit sharing bonuses and stock option grants. Stock option grants are determined by the Stock Option Committee and are discussed under that Committee's separate report.
Base salaries and incentive profit sharing bonuses are determined by this Committee.


   In general, base salary levels are set at the beginning of each year at the minimum levels believed by this Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure. The primary considerations in determining whether base salaries will be adjusted is the Company's income level generated in the previous year and any changes in level of responsibility. The Committee also subjectively reviews the individual performance of each executive officer. For 1994, in view of the increased income from operations to $3,123,243 in 1993 from $1,818,369 in 1992, the Committee believed that increases in base salaries were appropriate.
However, it was also believed to be advisable that the increases be moderate until further improvements in sporting goods operations were achieved. Increases in the base salary level for all executive officers were less than 5%. Consistent with this analysis, this Committee increased the 1994 base salary of Mr. Griffin, the Company's Chief Executive Officer, by a modest 2%.

   This Committee believes that a significant portion of total annual cash compensation should be subject to the Company's actual performance achieved in that year. Consequently, the incentive profit sharing bonuses of the Company's executive officers can be a significant percentage of their overall compensation. Each of the Company's subsidiaries has in place an incentive profit sharing plan where the amounts payable thereunder are based primarily upon the subsidiary's after tax return on equity and after tax return on assets and, to a lesser degree, upon the results of customer satisfaction surveys. At the beginning of each year, the Committee reviews, approves and/or modifies target levels suggested by management for each of these three components for each subsidiary.

   If the subsidiary meets or exceeds its targets in one or more of the performance components, a bonus pool is created with respect to such component for payment to the subsidiary's employees. An additional 20% of any amounts payable under the subsidiary's incentive profit sharing plan is payable to the Company. The Company in turn distributes the total incentive compensation received from each subsidiary to the Company's executive officers based on a pre-determined percentage. The percentage attributable to each individual executive officer is reviewed by this Committee on an annual basis and is subjectively determined based on each executive officer's perceived contributions to the Company. This
Committee established Mr. Griffin's percentage at approximately 30% for 1994. Accordingly, each executive officer's incentive profit sharing is directly linked to the performance by each of the Company's operating subsidiaries.

   In 1994, the Company's office and graphic arts machines and equipment subsidiary exceeded its target levels for each of the three incentive profit sharing components and a bonus pool was created with respect to those operations. The Company's sporting goods subsidiaries did not meet their target levels and no bonus pool was created with respect to those operations. Therefore, the 1994 bonus amounts paid to Mr. Griffin and the Company's other executive officers were generated entirely from the Company's office and graphic arts machines and equipment subsidiary.

Gerald J. Fox                                          A. Graves Williams, Jr.


                      Report of Stock Option Committee

   The Stock Option Committee of the Board of Directors determines annual stock option grants to executive officers and other eligible employees. Stock options are intended as an incentive to encourage stock ownership by certain officers and key employees of the Company and its subsidiaries so that they may acquire or increase their proprietary interest in the success of the Company.

   Generally, incentive stock option grants to executive officers and other eligible employees are both a reflection of their attainment of Company goals and of individual performance. The Company goals considered by this Committee are the same components as considered by the Compensation Committee in establishing incentive profit sharing targets for subsidiaries, although this Committee is not required to award any stock option grants even if the targets are achieved. This Committee retains discretion to review the Company's performance subjectively in considering whether option awards will be made in any given year. This Committee also subjectively considers individual performance, the individual's level of responsibility and past contributions to the Company and the individual's current ownership of shares of the Company's common stock. Accordingly, the number of options awarded to executive officers in any year is determined by this Committee based upon a combination of all factors and is not derived through the use of any mathematical formula.





   In 1994, this Committee awarded stock options to the Company's executive officers, other than Mr. Griffin, based upon the performance of the Company's subsidiaries which on a combined basis increased income from operations to $3,123,243 in 1993 from $1,818,369 in 1992, and two of which exceeded their targets in 1993 in return on assets, return on equity and customer satisfaction and upon the belief that the individual performances of these officers directly contributed to those achievement levels. Prior to the award of stock option grants in 1994, Mr. Griffin informed this Committee that he did not desire to receive additional options in that year. Mr. Griffin further informed the Committee that his request was due to the limited remaining number of shares available for grant under the Company's stock option plan and that he did not want this Committee to be restricted in making stock option awards to other eligible Company employees prior to the expiration of the plan in October, 1994.

A. Graves Williams, Jr.    Gerald J. Fox                Keith P. Williams

Compensation Committee and Stock Option Committee Interlocks
               and Insider Participation

   In 1994, Messrs. Fox, Graves Williams and Keith Williams were non-employee Directors of the Company and comprised the Company's Compensation and Stock Option Committees. No other Director or executive officer of the Company serves on any board of directors or compensation committee of any entity which compensates any of Messrs. Fox, Graves Williams or Keith Williams.

Financial Performance

   The graph below compares the Company's cumulative shareholder return on Company common stock to a broad equity market index and to an industry index for the past five years. The broad equity market index selected by the Company is the CRSP Total Return Index for The Nasdaq Stock Market
(U.S. Companies) which includes all domestic companies traded on the Nasdaq market as are the Company's shares. The published industry index selected by the Company is the Nasdaq Total Return Industry Index for Nasdaq Non-Financial Stock which is comprised of all Nasdaq traded companies having the standard industrial classification (SIC) code of 1 through 59 and 70 and above, which are all of the non-financial industries (SIC) codes. The Company's SIC code falls within these parameters and the Company is not aware of any other single company that is engaged in both the same industries as Escalade.


   The following graph assumes the investment of $100 in the Company's common stock on December 29, 1989 and the investment of an equal amount in each of the above referenced indices.

                                   1989      1990      1991      1992      1993      1994
Escalade                           100.00    37.733     55.067    69.600    98.533    60.800
Nasdaq U.S.                        100.00    84.918    136.277   158.579   180.933   176.916
Nasdaq Non-Financial               100.00    88.033    141.730   154.916   177.606   170.297

  The Company's line graph has been plotted based upon its actual year end dates which is the last Saturday in December of each year. The line graphs for each of the two indices have been plotted based upon the last trading date in such calender years.


  Other Securities Filings

   The information contained in this Proxy Statement under the sub-headings "Compensation and Stock Options Committees" and "Financial Performance" are not, and should not be deemed to be, incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate future filings or portions thereof by reference (including this proxy statement).

                                   ITEM NO. 2
                             APPROVAL OF AUDITORS

   The Management proposes and recommends that the Stockholders approve the selection by the Board of Directors of the firm of Geo. S. Olive & Co.LLC to serve as independent auditors for the Company for the year 1995. The firm has served as independent auditors for the Company since 1977. Audit services performed by Geo. S. Olive & Co.LLC during the fiscal year most recently completed include examinations of the financial statements of the Company and its subsidiaries, services related to filings with the Securities and Exchange Commission, and consultations on matters related to accounting and financial reporting. Fees for non-audit services were less than 3 percent of audit fees and consisted of assistance in the preparation and filing of Federal and State Income Tax Returns. Each professional service either was approved in advance, or was subsequently approved by the Audit Committee.

   In the event the appointment of Geo. S. Olive & Co.LLC, as independent auditors for 1995 is not approved by the shareholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 1995 will be permitted to stand unless the Board finds other good reason for making a change. Management recommends a vote "FOR" the approval of the appointment of Geo. S. Olive & Co.LLC.


                      RESULTS OF THE 1994 ANNUAL MEETING

   3,110,889 shares or 86.6% of the outstanding shares of the Company were voted in person or by proxy at the 1994 annual meeting which was held
April 22, 1994.   The proposals to elect  to the Board seven Directors and to approve the appointment of Geo. S. Olive & Co.LLC to serve as independent auditors for the Company for the year 1994 were voted "FOR" with less than 0.5% being voted against or withheld.

               SHAREHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

   Shareholder proposals for shareholder action at the 1996 annual meeting must be presented in writing at the offices of the Company on or before January 15, 1996. Only such proposals as are (1) required by Securities and Exchange Commission Rules, and are (2) permissible shareholder motions under the Corporation Law of the State of Indiana will be included on the 1996 meeting docket.

                                OTHER BUSINESS

   The management does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. However, if any matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.


                                           By order of the Board of Directors


                                                JOHN R. WILSON
                                       ---------------------------------------
                                                JOHN R. WILSON
                                      Vice-President & Chief Financial Officer